Exhibit 2.6


This instrument prepared by:                     Indexing Instructions:

Ann F. Corso
P. O. Box 427
Jackson, Mississippi  39205
(601) 949-4900


                      DEED OF TRUST AND SECURITY AGREEMENT

STATE OF MISSISSIPPI )
JACKSON COUNTY )

      THIS DEED OF TRUST AND SECURITY AGREEMENT ("Deed of Trust"), made and entered into this 2nd day of November, 2005 by THE GRAND SHELL LANDING ,INC., a Mississippi corporation, whose address is 3944 Shell Landing Blvd., Gautier, Mississippi ("Grand Shell"), AZUR SHELL LANDING DEVELOPMENT II, LLC, a Mississippi limited liability company whose address is 3499 Shell Landing Blvd., Gautier, Mississippi ("Azur-Shell"), AZUR INTERNATIONAL, INC., a Nevada corporation (the "Company"), AZUR SHELL LANDING RESORT, INC., a Mississippi corporation whose address is 3499 Shell Landing Blvd., Gautier, Mississippi ("ASLR" collectively with Grand Shell, the Company and Azur Shell are sometimes referred to collectively as the "Grantors" and individually as the "Grantor") in favor of Ann F. Corso ("Trustee," said term referring always to the named Trustee and his successors in trust) for the use and benefit of Omicron Master Trust, a foreign business trust organized in Bermuda with principal offices in New York, New York, whose address is 650 Fifth Avenue, 26th Floor, New York, New York 10019 as Collateral Agent for itself and the other lenders (the "Lenders") collectively lending the Grantors the sum of Six Million and No/100 Dollars ($6,000,000.00). Herein Omicron Master Trust in its capacity as Collateral Agent for itself and the Lenders shall be referred to as the "Beneficiary."

      WHEREAS, the Beneficiary and the Lenders on even date herewith collectively loaned to the Grantors the aggregate sum of Six Million and NO/100 Dollars ($6,000,000.00);

      WHEREAS, the Lenders have requested Grand Shell to pledge its interest in the property described on Exhibit A and Azur-Shell to pledge its interest in the property described on Exhibit B to the Beneficiary to secure the Grantors' repayment obligations and the Grantors desire to make such pledges and all of the Grantors to grant in security agreement in their respective assets;

      NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


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                              W I T N E S S E T H:

      That for and in consideration of the indebtedness and other obligations of Grantors hereinafter set forth, and the trust herein created, each Grantor does hereby irrevocably CONVEY, WARRANT, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, PLEDGE and set over unto Trustee, and the successors and assigns of Trustee, all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances, including replacements and additions thereto (hereinafter referred to collectively as the "Premises"):

      (a) All of such Grantor's tracts, pieces or parcels of land, and interests in land, located in Jackson County, Mississippi, more particularly described in Exhibits A and B attached hereto and by this reference made a part hereof (the "Land");

      (b) All of such Grantor's buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to said buildings, structures or improvements, and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by such Grantor and located in, on or about, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Premises, including all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds from a permitted sale of any of the foregoing, and all building materials and supplies of every kind now or hereafter placed or located on the Land (collectively the "Improvements"), all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by) through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed of Trust;

      (c) All of such Grantor's easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by them; and

      (d) All of such Grantor's rents, issues, profits and revenues of the Premises from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits, escrow funds and Azur-Shell's interest in that certain Co-Ownership Agreement, dated November 2, 2005, and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of each Grantor of, in and to the same, reserving only the right to them to collect the same so long as each Grantor is not in default hereunder or such collection is not otherwise restricted by this Deed of Trust.


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      (e) All of such Grantor's furniture, machinery, supplies, construction materials, goods, equipment, fixtures, inventory, accounts, contract rights, permits, chattel paper, documents, instruments and general intangibles (including, without limitation, the right to use all names, logos and other identification) associated with operation of the Property or used or useful in connection therewith and all books and records in any way related to the Property.

      TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use and benefit of Trustee and the successors, successors-in-title and assigns of Trustee, forever; and each Grantor covenants that it is lawfully seized and possessed of the Premises as aforesaid and has good right to convey the same, that the same are unencumbered except for those matters expressly set forth in Exhibit A hereto, and each Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except (i) as to Tract A which is currently encumbered by that certain Deed of Trust, Security Agreement and Fixture Filing from Grand Shell to Textron Financial Corporation and recorded in Book 2217, Page 617 of the land records of Jackson County, Mississippi, (ii) as to Tract B which is currently encumbered by that certain Deed of Trust from Azur-Shell in favor of Olympic Coast Investments, Inc. and recorded in Book 2276, Page 401 of the records of Jackson County, Mississippi, and (iii) those matters set forth in said Exhibit C.

      But this conveyance is made IN TRUST for the following uses and trusts, and for no other purposes, to-wit:

      (a) To secure the payment of an indebtedness for borrowed money in the principal amount not exceeding Six Million and No/100 Dollars ($6,000,000.00), together with interest thereon, which Beneficiary and the Lenders have advanced, or have agreed to advance, which is evidenced by one or more promissory notes and any extensions, modifications and/or renewals thereof and any notes given in payment of any such principal and/or interest, being finally due and payable on November 3, 2008 (all of which are herein sometimes individually and collectively referred to as the "Note");

      (b) To secure all sums advanced by Beneficiary or any Lender to either Grantor or expended by Beneficiary or any Lender for either Grantor's account, including but not limited to advances for taxes and insurance pursuant to the terms of this Deed of Trust, and the faithful performance of all terms and conditions contained herein, and in the Loan Agreement between Grantor and Beneficiary of even date herewith (hereinafter, together with any extensions, revisions, modifications or amendments hereafter made, the ("Loan Agreement");

      (c) To secure the payment of all court costs, expenses and costs of whatever kind incident to the collection of any indebtedness secured hereby and the enforcement or protection of the lien of this conveyance, including reasonable attorney's fees; and


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      (d) To secure any amounts expended by Beneficiary in removing, isolating or cleaning up any hazardous materials from the Premises, whether or not such action is required by any "Applicable Environmental Law" (as hereinafter defined). Should the indebtedness secured by this Deed of Trust (hereinafter referred to collectively as the "Secured Indebtedness") be paid according to the tenor and effect thereof when the same shall become due and payable, and should the Grantors perform all covenants herein contained in a timely manner, then this Deed of Trust shall be cancelled and released.

      EACH GRANTOR HEREBY FURTHER COVENANTS AND AGREES WITH TRUSTEE AND BENEFICIARY AS FOLLOWS:

                                    ARTICLE I

      1.01 Payment of Indebtedness. Grantors shall pay the indebtedness evidenced by the Note according to the tenor thereof and the remainder of the Secured Indebtedness promptly as the same shall become due.

      1.02 Taxes, Liens and Other Charges.

      (a) Grantors shall pay, on or before the delinquency date thereof, all taxes, levies, license fees, permit fees and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen) of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, confirmed or imposed on, or in respect of, or which may be a lien upon the Premises, or any part thereof, or any estate, right or interest therein, or upon the rents, issues, income or profits thereof, and shall submit to Beneficiary such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Beneficiary may require. Each Grantor shall have the right before they become delinquent to contest or object to the amount or validity of any such tax, assessment, fee or charge by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving, modifying or extending such Grantor's covenant to pay any such tax, assessment, fee or charge at the time and in the manner provided herein, unless such Grantor has given prior written notice to Beneficiary of such Grantor's intent to so contest or object, and unless at Beneficiary's sole option, (i) Grantors shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Premises, or any part thereof, to satisfy such tax, assessment, fee or charge prior to final determination of such proceedings; and
(ii) Grantors shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary; and (iii) Grantors shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

      (b) Grantors shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the Secured Indebtedness, this Deed of Trust or any other instrument now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

      (c) Grantors shall pay, on or before the due date thereof, (i) all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to Section 1.03, below; (ii) all premiums on collaterally assigned life insurance policies, if any; (iii) all ground rentals, other lease rentals and other sums, if any, owing by Grantors and becoming due under any lease or rental contract affecting the Premises; and (iv) all utility charges which are incurred by Grantors for the benefit of the Premises, or which may become a charge or lien against the Premises for gas, electricity, water and sewer services and the like furnished to the Premises, and all other public or private assessments or charges of a similar nature affecting the Premises or any portion thereof, whether or not the nonpayment of same may result in a lien thereon. Grantors shall submit to Beneficiary such evidence of the due and punctual payment of all such premiums, rentals and other sums as Beneficiary may require.


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      (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or security agreements, or debts secured thereby or in the manner of collecting such taxes so as to adversely affect Beneficiary, Grantors will pay any such tax on or before the due date thereof.

      If Grantors fail to make such prompt payment or if, in the opinion, of Beneficiary, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantors from making such payment or would penalize Grantors if Grantors makes such payment, or if, in the opinion of Beneficiary, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Secured Indebtedness and all interest accrued thereon shall, at the option of Beneficiary, become immediately due and payable.

      (e) Grantors shall not suffer any mechanic's, materialmen's, laborer's, statutory or other lien to be created or remain outstanding against the Premises; provided, however, that Grantors may contest any such lien in good faith by appropriate legal proceedings provided the lien is bonded in such manner as not to adversely affect the Premises or this Deed of Trust. Beneficiary has not consented and will not consent to the performance of any work or the furnishing of any materials which might be deemed to create a lien or liens superior to the lien hereof.

      1.03 Insurance.

      (a) Upon the request of Beneficiary, Grantors shall procure for, deliver to and maintain for the benefit of Beneficiary during the term of this Deed of Trust, original paid-up insurance policies of such insurance companies, in such amounts, in form and substance, and with such expiration dates as are acceptable to Beneficiary and containing non-contributory standard mortgagee clauses, their equivalent, or a satisfactory mortgagee loss payable endorsement in favor of Beneficiary, providing the following types of insurance covering the Premises and the interest and liabilities incident to the ownership, possession and operation thereof:

            (i) insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall be not less than the full replacement cost of the Premises without deduction for depreciation, and which policies of insurance shall contain satisfactory replacement cost endorsements;


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            (ii) during the course of any construction or repair of the
Premises, to maintain nonreporting builder's risk insurance with standard waiver of subrogation clauses, and, in the event any portion of the improvements are completed prior to the satisfaction of the Secured Indebtedness, to maintain insurance on all buildings and other improvements on the Premises against damage by fire, windstorm, and other risks normally insured against under so-called "extended coverage," in companies and amounts satisfactory to Beneficiary. All policies evidencing such insurance shall have attached thereto standard mortgagee riders making such insurance payable to Beneficiary as its interest may appear, and all such policies or appropriate certificates, at Beneficiary's request, shall be deposited with it;

            (iii) comprehensive public liability insurance on an "occurrence basis" against claims for "personal injury," including without limitation bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 with respect to personal injury or death to any one or more persons or damage to property and a $10,000,000 umbrella liability policy;

            (iv) worker's compensation insurance (including employer's liability insurance, if requested by Beneficiary) for all employees of Grantors engaged on or with respect to the Premises, in such amount as is reasonably satisfactory to Beneficiary, or, if such limits are established by law, in such amounts;

            (v) rental continuation or business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and such other hazards as are presently included in so-called "extended coverage," of twelve
(12) months' anticipated gross income from the Premises; and

            (vi) such other insurance on the Premises or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Beneficiary against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

      (b) All policies of insurance required by the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of either Grantor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Grantors.

      (c) Beneficiary is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Beneficiary as its interest may appear, instead of to Grantors and Beneficiary jointly. In the event any insurance company fails to disburse directly and solely to Beneficiary but disburses instead either solely to Grantors or to Grantors and Beneficiary jointly, Grantors agree immediately to endorse and transfer such proceeds to Beneficiary to the extent of Beneficiary's interest therein. Upon the failure of Grantors to endorse and transfer such proceeds as aforesaid, Beneficiary may execute such endorsements or transfers for and in the name of Grantors, and Grantors hereby irrevocably appoint Beneficiary as Grantors' agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorney's fees, Beneficiary shall apply the net insurance proceeds or any part thereof, at its option,


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            (i) to the payment of the Secured Indebtedness, whether or not due and in whatever order Beneficiary elects,

            (ii) to the repair and/or restoration of the Premises, or

            (iii) for any other purposes or objects for which Beneficiary is entitled to advance funds under this Deed of Trust, all without affecting the lien and security interest created by this Deed of Trust, and any balance of such monies then remaining shall be paid to Grantors or the person or entity lawfully entitled thereto. Beneficiary shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

      (d) At least fifteen (15) days prior to the expiration date of each policy maintained pursuant to this Section 1.03, a renewal or replacement thereof satisfactory to Beneficiary shall be delivered to Beneficiary. Grantors shall deliver to Beneficiary receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Secured Indebtedness, all right, title and interest of Grantors in and to all insurance policies then in force shall pass to the purchaser or Beneficiary, and Beneficiary is hereby irrevocably appointed by Grantors as attorney-in-fact for Grantors to assign any such policy to said purchaser or to Beneficiary without accounting to Grantors for any unearned premiums thereon.

      (e) All policies of insurance required pursuant to the terms of this
Section 1.03, shall contain a provision that such policies will not be cancelled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Beneficiary. In the event Grantors fail to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this
Section 1.03, Beneficiary may procure such insurance or single-interest insurance for such risks covering Beneficiary's interest, and Grantors will pay all premiums thereon promptly upon demand by Beneficiary. Until such payment is made by Grantors, the amount of all such premiums, together with interest as hereinafter set forth, shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.


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      1.04 Monthly Deposits. At the option of Beneficiary and further to secure the payment of the taxes, assessments and other sums referred to in Section 1.02 and the premiums on the insurance referred to in Section 1.03, in the event that on or after the date of this Deed of Trust, any Grantor has failed to pay any such taxes, assessment or other sums referred to in Section 1.02 when due, Grantors shall upon request of Beneficiary deposit with Beneficiary, on the due date of each installment under the Note, such amounts as, in the estimation of Beneficiary, shall be necessary to pay such charges as they become due; said deposits to be held and to be used by Beneficiary to pay current taxes and assessments, insurance premiums and other charges on the Premises as the same accrue and are payable. Payment from said sums for said purposes shall be made by Beneficiary at its discretion and may be made even though such payments will benefit subsequent owners of the Premises. Said deposits shall not be, nor be deemed to be, trust funds, but may be, to the extent permitted by applicable law, commingled with the general funds of Beneficiary, and no interest shall be payable in respect thereof. If said deposits are insufficient to pay the taxes and assessments, insurance premiums and other charges in full as the same become payable, Grantors will deposit with Beneficiary such additional sum or sums as may be required in order for Beneficiary to pay such taxes and assessments, insurance premiums and other charges in full. Upon any default in the provisions of this Deed of Trust or the Note, or any instrument evidencing, securing or in any way related to the Secured Indebtedness, Beneficiary may, at its option, apply any money in the fund relating from said deposits to the payment of the Secured Indebtedness in such manner as it may elect.

      1.05 Condemnation. If all or any portion of the Premises shall be damaged or taken through condemnation (which term when used in this Deed of Trust shall include any damage or taking by any governmental or quasigovernmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, other than an insubstantial taking for the purpose of widening existing roads bordering the Land which does not adversely affect access or the use of the Land and is not so substantial as to permit any tenant (whether or not then in possession) to terminate its lease or reduce the term thereof or the rent payable thereunder, then the entire Secured Indebtedness shall, at the option of Beneficiary, immediately become due and payable. Grantors, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution of any action or proceeding for the taking through condemnation of the Premises or any part thereof will notify Beneficiary, and Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute, through counsel selected by Beneficiary, in its own or in Grantors' name, any action or proceeding relating to any condemnation. Grantors may compromise or settle any claim for compensation but shall not make any compromise or settlement for an award that is less than the Secured Indebtedness without the prior written consent of Beneficiary. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Grantors to Beneficiary, and Beneficiary is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittance therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorney's fees, Beneficiary shall apply the net proceeds as provided in Section 1.03 hereof.

      1.06 Care of Premises.

      (a) Grantors will keep the buildings, parking areas, roads and walkways, landscaping, and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Premises or any other part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.


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      (b) Grantors will not remove, demolish or alter the structural character of any improvement located on the land without the written consent of Beneficiary nor make or permit use of the Premises for any purpose other than the development currently planned.

      (c) If the Premises or any part thereof is damaged by fire or any other cause, Grantors will give immediate written notice thereof to Beneficiary.

      (d) Beneficiary or its representative is hereby authorized to enter upon and inspect the Premises at any time.

      (e) Grantors will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof.

      (f) If all or any part of the Premises shall be damaged by fire or other casualty, Grantors will promptly restore the Premises to the equivalent of its original condition; and if a part of the Premises shall be damaged through condemnation, Grantors will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Beneficiary. Notwithstanding the foregoing, Grantors shall not be obligated so to restore unless in each instance, Beneficiary agrees to make available to Grantors (pursuant to a procedure satisfactory to Beneficiary) any net insurance or condemnation proceeds actually received by Beneficiary hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantors of their obligation to restore. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, shall promptly deposit with Beneficiary a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Beneficiary in its good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damages or destruction.

      1.07 Leases, Contracts, Etc.

      (a) As additional collateral and further security for the Secured Indebtedness, Grantors do hereby assign to Beneficiary Grantors' interest in and rights under any and all ground leases, leases, tenant contracts, rental agreements, franchise agreements, management contracts, contracts for the sale of any site within the Premises and other contracts, licenses and permits now or hereafter affecting the Premises, or any part thereof, and Grantors agree to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary, as hereafter may be requested by Beneficiary further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Beneficiary to any lease, tenant contract, rental agreement, franchise agreement, management contract, sales contract or other contract, license or permit, or to impose upon Beneficiary any obligation with respect thereto. Without first obtaining on each occasion the written approval of Beneficiary (which approval shall not be unreasonably withheld), Grantors shall not cancel or permit the cancellation of any franchise agreement, management contract, license, permit, lease or other contract, or accept, or permit to be made, any prepayments of any installment of rent or fees thereunder (except the usual prepayment of rent which results from the acceptance by a landlord on the first day of each month of the rent for the ensuing month). Grantors shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Grantors to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.


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      (b) Grantors shall not execute an assignment of the rents, issues or profits or any part thereof, from the Premises unless Beneficiary shall first consent to such assignment, which consent may be given or denied in Beneficiary's sole discretion, and unless such assignment shall expressly provide that it is subordinate to the assignment contained in this Deed of Trust and any assignment executed pursuant hereto.

      (c) Grantors shall furnish to Beneficiary, within thirty (30) days after a request by Beneficiary to do so, a sworn statement setting forth the names of all lessees and tenants of the Premises, the terms of their respective leases, tenant contracts or rental agreements, the space occupied, and the rentals payable thereunder, and stating whether any defaults, off-sets or defenses exist under or in connection with any of said leases, tenant contracts or rental agreements.

      (d) Grantors shall submit to Beneficiary, within ten (10) days of its receipt thereof, copies of all leases executed and options exercised with respect to the Premises. Grantors will not lease any space for a lesser rent than is currently being paid for such space, without the prior written consent of Beneficiary.

      (e) Each future lease, tenant contract or rental agreement pertaining to the Premises, or any part thereof, shall provide that in the event of the enforcement by Beneficiary of the remedies provided for by law or by this Deed of Trust, the lessee or tenant thereunder will, upon request of Beneficiary or any other person or entity succeeding to the interest of Beneficiary as a result of such enforcement, automatically become the lessee or tenant of Beneficiary or said successor in interest, without change in the terms or other provisions of said lease, tenant contract or rental agreement. The Grantors shall cause the foregoing requirement to be satisfied by the execution by such tenants of subordination and attornment agreements satisfactory to Beneficiary.

      1.08 Security Agreement. With respect to the apparatus, fittings, fixtures and articles of personal property referred to or described in this Deed of Trust, or in any way connected with the use and enjoyment of the Premises, this Deed of Trust is hereby made and declared to be a security agreement encumbering each and every item of personal property included herein as a part of the Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the state wherein the Land is situated, and each Grantors hereby grants to Beneficiary a security interest in said personal property. A financing statement or statements reciting this Deed of Trust to be a security agreement affecting all of said personal property aforementioned shall be executed by the Grantors and Beneficiary and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed of Trust, or otherwise in respect of an Event of Default hereunder, shall be (i) as prescribed herein, or (ii) as prescribed by general law, or
(iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Beneficiary's sole election. Grantors and Beneficiary agree that the filing of such financing statement(s) in the records normally having to do with personal property shall not in any way affect the agreement of Grantors and Beneficiary that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed of Trust, is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in an Exhibit to this Deed of Trust, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time.

      Similarly, the mention in any such financing statement(s) of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for taking or for loss of value, or
(iii)each Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Beneficiary as determined by this instrument or affect the priority of Beneficiary's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement(s) is solely for the protection of Beneficiary in the event any court shall at any time hold, with respect to the foregoing items (i), (ii), or (iii), that notice of Beneficiary's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. This Deed of Trust may be filed as a financing statement in any office where Beneficiary deems such filing necessary or desirable, and Grantors will promptly upon demand reimburse Beneficiary for the costs therefor.

      1.09 Further Assurances: After-Acquired Property. At any time, and from time to time, upon request by Beneficiary, Grantors will make, execute and deliver or cause to be made, executed and delivered, to Beneficiary and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Beneficiary, any and all such other and further deeds of trusts, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Beneficiary, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligations of Grantors under the Note, the Loan Agreement, and under this Deed of Trust, and (b) the security interest created by this Deed of Trust as a security interest upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Grantors. Upon any failure by Grantors so to do, Beneficiary may make, execute, record, file, rerecord and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantors, and Grantors hereby irrevocably appoint Beneficiary the agent and attorney-in-fact of so to do. The security title of this Deed of Trust will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Premises or any part thereof.

      l.10 Indemnity; Expenses. Grantors will pay or reimburse Trustee and Beneficiary, upon demand therefor, for all reasonable attorney's fees, costs and expenses incurred by Trustee and/or Beneficiary in any suit, action, legal proceeding or dispute of any kind in which Trustee and/or Beneficiary is made a party or appears as party plaintiff or defendant, affecting the Secured Indebtedness, this Deed of Trust or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed of Trust, any condemnation action involving the Premises or any action to protect the security hereof, and any such amounts paid by Trustee and/or Beneficiary shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust. Grantors will indemnify and hold Trustee and Beneficiary harmless from and against all claims, damages, and expenses, including attorney's fees and court costs, resulting from any action by a third party against Trustee or Beneficiary relating to this Deed of Trust or the interest created herein, or the Premises, including, but not limited to, any action or proceeding claiming loss, damage or injury to person or property, or any action or proceeding claiming a violation of any national, state or local law, rule or regulation now in force or which may hereafter be in force, including those relating to environmental standards or dangerous or hazardous wastes, provided Grantors shall not be required to indemnify Trustee or Beneficiary for matters directly caused by Trustee's or Beneficiary's intentional or reckless misconduct.

      1.11 Estoppel Affidavits. Either Beneficiary or Grantors, upon ten (10) days prior written notice, shall furnish the other a written statement, duly acknowledged, based upon its records, setting forth the unpaid principal of, and interest on, the Secured Indebtedness, stating whether or not to its knowledge any off-sets or defenses exist against the Secured Indebtedness, or any portion thereof, and, if such off-sets or defenses exist, stating in detail the specific facts relating to each such off-set or defense.

      1.12 Subrogation. To the full extent of the Secured Indebtedness, Beneficiary is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Secured Indebtedness and the respective liens claims, demands and other encumbrances shall be, and each of them is hereby preserved and shall pass to and be held by Beneficiary as additional collateral and further security for the Secured Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Beneficiary had they been duly and legally assigned, transferred, set over and delivered unto Beneficiary by assignment, notwithstanding the fact that the same may be satisfied and cancelled of record.

      1.13 Books, Records, Accounts and Annual Reports. Grantors shall keep and maintain or shall cause to be kept and maintained, at Grantors' cost and expense, and in accordance with standard accounting principles, and Grantors grant Beneficiary a security interest in, books, records and accounts reflecting all items of income and expense in connection with any services, equipment or furnishings provided in connection with the operation of the Premises. Beneficiary, by Beneficiary's agents, accountants and attorneys, shall have the right from time to time to examine such books, records and accounts at the office of Grantors or such other person or entity maintaining such books, records and accounts, to make such copies or extracts thereof as Beneficiary shall desire, and to discuss Grantors' affairs, finances and accounts with Grantors and with the officers and principals of Grantors, at such reasonable times as may be requested by Beneficiary. Grantors will furnish to Beneficiary annually within ninety (90) days after the end of Grantors' fiscal year financial statements for the Premises for such fiscal year prepared and certified by a principal officer of such Grantor, containing a profit and loss statement and all supporting schedules covering the operation of the Premises, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied. In addition, Grantors will furnish to Beneficiary, at any time within thirty (30) days after demand by Beneficiary, statements, certified by a principal officer of such Grantor, covering such financial matters as Beneficiary may reasonably request, including, without limitation, year-to-date operating statements and a current rent roster with respect to the Premises, each in form satisfactory to Beneficiary. Grantors shall also cause any guarantor of the Note, or of any other portion of the Secured Indebtedness, to deliver to Beneficiary such financial statements or other information regarding the financial condition of such guarantor as may be required by the terms of such guaranty or as Beneficiary may otherwise request.

      1.14 Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Deed of Trust or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed of Trust or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Section 1.14 shall control every other provision of this Deed of Trust and of the Note.

      1.15 No Default Affidavits. At Beneficiary's request, all payments made under the Note or hereunder shall be accompanied by the affidavit of such Grantor, a principal officer thereof if such Grantor is a partnership or a principal financial or accounting officer of such Grantor if such Grantor is a corporation, dated within five (5) days of the delivery of such payment to Beneficiary, swearing that such Grantor knows of no Event of Default (as hereinafter defined), nor of any default which after notice or lapse of time or both would constitute an Event of Default, which has occurred and is continuing or, if any such default or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and the action such Grantor has taken or proposes to take with respect thereto and, except as otherwise specified, stating that such Grantor has fulfilled all of such Grantors' obligations under this Deed of Trust which are required to be fulfilled on or prior to the date of such affidavit.

      1.16 Legal Actions. In the event that Trustee and/or Beneficiary is made a party, either voluntarily or involuntarily, in any action or proceeding affecting the Premises, the Note, the Secured Indebtedness or the validity or priority of this Deed of Trust (but excluding any action or proceeding involving a dispute solely between Beneficiary and a participating lender, if any), Grantors shall immediately, upon demand, reimburse Trustee and/or Beneficiary for all costs, expenses and liabilities incurred by Trustee and/or Beneficiary by reason of any such action or proceeding, including reasonable attorney's fees, and any such amounts paid by Trustee and/or Beneficiary shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

      1.17 Use and Management of Premises. Grantors shall at all times operate the Premises as a retail shopping center. Grantors shall not be permitted to alter or change the use of the Premises without the prior written consent of Beneficiary.

      1.18 Conveyance of Premises. Grantors shall not directly or indirectly encumber (by lien, junior mortgage, or otherwise), pledge, convey, transfer or assign any or all of its interest in the Premises-without the prior written consent of Beneficiary. Beneficiary's consent to such a transfer, if given in Beneficiary's sole discretion, shall not release or alter in any manner the liability of Grantors or anyone who has assumed or guaranteed the payment of the Secured Indebtedness or any portion thereof. At the option of Beneficiary the Secured Indebtedness shall be immediately due and payable in the event that Grantors convey all or any portion of the Premises or any interest therein, or in the event that Grantors' equitable title thereto or interest therein shall be assigned, transferred or conveyed in any manner, without obtaining Beneficiary's prior written consent thereto, and any waiver or consent for any prior transfer shall not preclude Beneficiary from declaring the Secured Indebtedness due and payable for any subsequent transfer. A change in control of either Grantor shall constitute a transfer in violation of this restriction.

      1.19 Acquisition of Collateral. Grantors shall not acquire any portion of the personal property covered by this Deed of Trust subject to any security interest, conditional sales contract, title retention arrangement or other charge or lien taking precedence over the security title and lien of this Deed of Trust.

      1.20 Compliance with Applicable Environmental Law. The term "Applicable Environmental Law" shall be defined as any statutory law or case law pertaining to health or the environment, or petroleum products, or oil, or hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as codified at 42 U.S.C. ss. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, as codified at 42 U.S.C. ss. 6901 et seq.; and the Superfund Amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. ss. 9671, et seq.; the terms "hazardous substance" and "release" shall have the meanings specified in CERCLA; provided, in the event CERCLA is amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, to the extent that the laws of the State of Mississippi establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, such broader meaning shall apply. The Grantors represent and warrant to the Beneficiary that, to the best of its knowledge, the Premises and the Grantors are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises; that, to the best of its knowledge, the Grantors have not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of the Premises by reason of any Applicable Environmental Law; that, to the best of its knowledge, the Grantors have taken all steps necessary to determine and has determined that no petroleum products, oil, hazardous substances, or solid wastes have been disposed of or otherwise released on the Premises; and that, to the best of its knowledge, the use which the Grantors has made, makes or intends to make of the Premises will not result in the location on or disposal or other release of any petroleum products, oil, hazardous substances or solid waste on or to the Premises. The Grantors hereby agree to pay any fines, charges, fees, expenses, damages, losses, liabilities, or response costs arising from or pertaining to the application of any such Applicable Environmental Law to the Premises and to indemnify and forever save the Trustee and the Beneficiary harmless from any and all judgments, fines, charges, fees, expenses, damages, losses, liabilities, response costs, or attorneys' fees and expenses arising from the application of any such Applicable Environmental Law to the Premises or the Beneficiary; and this indemnity shall survive any payment of the Note or foreclosure of this Deed of Trust or the taking by the Beneficiary of a deed in lieu of foreclosure. The Grantors agree to notify the Beneficiary in the event that any governmental agency or other entity notifies the Grantors that it may not be in compliance with any Applicable Environmental Laws. The Grantors agree to permit the Beneficiary to have access to the Premises at all reasonable times in order to conduct, at the Beneficiary's expense, any tests which the Beneficiary deems are necessary to ensure that the Grantors and the Premises are in compliance with all Applicable Environmental Laws.

                                   ARTICLE II

      2.01 Events of Default. The terms "default," "Event of Default" or "Events of Default," wherever used in this Deed of Trust, shall mean any one or more of the following events:

      (a) Failure by Grantors to pay any portion principal amount of the Notes, interest (including late fees) on the Notes and any other Secured Indebtedness as and when the same comes due, which failure is not cured within ten (10) days after written notice thereof; or

      (b) Failure by Grantors duly to observe or perform any other term, covenant, condition or agreement of this Deed of Trust which failure is not cured within ten (10) days of written notice thereof; or

      (c) The occurrence of a default or Event of Default, or failure by Grantors duly to observe or perform any term, covenant, condition or agreements under the Note, the Loan Agreement or any instrument or agreement now or hereafter evidencing or securing the Note or the Secured Indebtedness, which failure is not cured within ten (10) days after written notice thereof; or

      (d) Any representation, statement or warranty of Grantors contained in this Deed of Trust, the Note, or in any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantors with respect to the Secured Indebtedness, proving to be untrue or misleading in any material respect, whether or not the falsity of such representation, statement or warranty was known to Grantors at the time of the making thereof, and whether or not such representation, statement or warranty was limited to the best knowledge or belief of Grantors; or

      (e) Failure by Azur International, Inc. (the "Parent") duly to observe or perform any term, condition, agreement, representation or warranty of that certain Securities Purchase Agreement (the "Securities Agreement"), dated November 3, 2005, by and among the Parent and Lenders, and any other agreements entered into in connection therewith, including but not limited to, the registration rights agreement and warrant; or

      (f) The occurrence of a default or event of default (subject to any grace or cure period provided for in he applicable agreement, document or instrument) shall occur under any other material agreement, lease, document, instrument, mortgage, deed of trust, credit agreement or other agreement evidencing indebtedness to which the Grantors or the Parent are bound; or

      (g) After the Effective Date (as defined in the Securities Agreement), the common stock of the Parent shall not be eligible for quotation on or quoted for trading on a Trading Market (as defined in the Securities Agreement) and shall not again be eligible for and quoted or listed for trading thereon with five business days; or

      (h) the initial registration statement required to be filed pursuant to the terms of the registration rights agreement entered into in connection with the Securities Agreement shall not have been declared effective by the Securities and Exchange Commission on or prior to the 210th calendar day following the date of this Deed of Trust; or

      (i) The filing by Grantors or any guarantor of the Note of a voluntary petition in bankruptcy or any such person's adjudication as a bankrupt or insolvent; or the filing by any such person of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; or any such person's seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of any such person or its property or of all or any substantial part of the Premises or of any or all of the rents, issues, profits, or revenues thereof; or the making by any such person of any general assignment for the benefit of creditors; or the admission in writing by any such person of its inability to pay its debts generally as they become due; or

      (j) The entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against Grantors or any guarantor of the Note and not dismissed within sixty (60) days seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors or the appointment of any trustee, receiver or liquidator of any such person or its property or of all or any substantial part of the Premises or of any or all rents, issues, profits or revenues thereof without the consent or acquiescence of such person; or

      (k) The Premises are subjected to actual or threatened waste, or any part thereof is removed, demolished or altered without the prior written consent of Beneficiary; or

      (l) Any materially adverse claim relating to the Land or the Premises, by title, lien or otherwise is established in any legal or equitable proceeding; or

      (m) Unless the written consent of Beneficiary is first obtained (which consent may be withheld in Beneficiary's sole discretion) there occurs any transfer of the Premises, or any interest therein, or any further encumbrance of the Premises.

1. Provided that with respect to any of the foregoing, such Event of Default will be deemed to have occurred upon the occurrence of such event without notice being required if Beneficiary is prevented from giving notice by bankruptcy or other applicable law.

      2.02 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire Secured Indebtedness shall, at the option of Beneficiary, immediately become due and payable without notice or demand, time being of the essence of this Deed of Trust, and no omission on the part of Beneficiary to exercise such option when entitled to do so shall be construed as a waiver of such right.

      2.03 Right to Enter and Take Possession.

      (a) If an Event of Default shall have occurred, Grantors, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession of the Premises and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Premises without the appointment of a receiver or an application therefor, and may exclude Grantors and its agents and employees wholly therefrom, and take possession of the books, papers and accounts of Grantors;

      (b) If Grantors shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Grantors to deliver immediate possession of the Premises to Beneficiary. Grantors will pay to Beneficiary, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Secured Indebtedness and shall be secured by this Deed of Trust;

      (c) Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all of the rights and powers of Grantors to the same extent as Grantors could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary, all as Beneficiary from time to time may determine to be in its best interest. Beneficiary may collect and receive all the rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (C) the cost of such insurance; (D) such taxes, assessments and other similar charges as Beneficiary may at its option pay; (E) other proper charges upon the Premises or any part thereof; and
(F) the reasonable compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the monies and proceeds so received by Beneficiary, first, to the payment of accrued interest; second, to the payment of deposits required in Section 1.04 and to other sums required to be paid hereunder; and third, to the payment of overdue installments of principal. Anything in this Section 2.03 to the contrary notwithstanding, Beneficiary shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of any exercise by Beneficiary of its rights under this Deed of Trust, and Beneficiary shall be liable to account only for the rents, incomes, issues and profits actually received by Beneficiary;

      (d) Whenever all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed of Trust shall have been paid and all Events of Default shall have been cured, Beneficiary shall surrender possession of the Premises to Grantors, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      2.04 Performance by Beneficiary. If Grantors shall default in the payment, performance or observance of any term, covenant or condition of this Deed of Trust, Beneficiary may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith, with interest thereon at two percent (2%) in excess of the rate provided in the Note or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by Grantors to Beneficiary. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantors or any person in possession holding under Grantors. Notwithstanding anything to the contrary herein, Beneficiary shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

      2.05 Receiver. If any Event of Default shall have occurred, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the occupancy or value of any security for the Secured Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Land is situated. will pay unto Beneficiary upon demand all expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Section 2.05, and any such amounts paid by Grantors shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

      2.06 Enforcement.

      (a) If an Event of Default shall have occurred, then at the option of Beneficiary this Deed of Trust may be foreclosed in any manner now provided by Mississippi law, and the Trustee, or the agent or successor of Trustee, at the request of Beneficiary, may sell the Premises or any part of the Premises at one or more public sales at the courthouse of the county in which the Land or any part of the Land is situated, at public outcry, to the highest bidder for cash, and in bar of the right and equity of redemption, statutory right of redemption, homestead, dower, appraisement, stay, elective share and all other rights and exemptions of every kind, all of which are hereby expressly waived by, in order to pay the Secured Indebtedness and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney's fees, after advertising the time, place and terms of sale at least once a week for three (3) consecutive weeks preceding the date of such sale in some newspaper published in the county in which the Land is located, and by posting one notice of such sale at the courthouse door where such sale is to be held. At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple. Beneficiary shall have the right to enforce any of its remedies set forth herein without notice to Grantors, except for such notice as may be required by law. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee or Beneficiary may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the state in which the Land is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises are sold or the Secured Indebtedness is paid in full. If the Secured Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments or this Deed of Trust either concurrently or independently, and in such order as Beneficiary may determine.

      Said sale may be adjourned by the Trustee, or his agent or successors, and reset at a later date without additional publication; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set. Any sale or sales may be made by an agent acting for the Trustee and his appointment need not be in writing.

      (b) In the event of any sale of the Premises as authorized by this Section 2.06, all prerequisites of such sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the non-payment of the Secured Indebtedness or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

      (c) If an Event of Default shall have occurred, Beneficiary may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy to pursue any other remedy available to it, all as Beneficiary in its sole discretion shall elect.

      2.07 Purchase by Beneficiary. Upon any foreclosure sale or sale of all or any portion of the Premises under the power herein granted, Beneficiary may bid for and purchase the Premises and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price.

      2.08 Application of Proceeds of sale. In the event of a foreclosure or other sale of all or any portion of the Premises, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including reasonable fees of the attorney and trustee (and attorney and trustee fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Beneficiary, and interest thereon; then to payment of the Secured Indebtedness and accrued interest thereon, in such order of priority as Beneficiary shall determine, in its sole discretion; and finally the remainder, if any, shall be paid to Grantors, or to the person or entity lawfully entitled thereto.

      2.09 Grantors as Tenant Holding Over. In the event of any such foreclosure sale or sale under the powers herein granted, Grantors (if Grantors shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

      2.10 Waiver of Appraisement, Valuation, Etc. Grantors agrees, to the full extent permitted by law, that in case of a default on the part of Grantors hereunder, neither Grantors nor anyone claiming through or under Grantors will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantors, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted.

      2.11 Waiver of Homestead. Grantors hereby waive and renounce all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Secured Indebtedness, or any part thereof.

      2.12 Leases. Beneficiary, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceeding instituted by Beneficiary to collect the sums secured hereby.

      2.13 Discontinuance of Proceedings. In case Beneficiary shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then in every such case, Grantors, Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred.

      2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

      2.15 Waiver.

      (a) No delay or omission by Beneficiary or by any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power and remedy given by this Deed of Trust to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary. No consent or waiver expressed or implied by Beneficiary to or of any breach or default by Grantor in the performance of the obligations of Grantor hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Beneficiary to complain of any act or failure to act or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies of Beneficiary hereunder. (b) No act or omission by Trustee or Beneficiary shall release, discharge, modify, change or otherwise affect the original liability under the Note or this Deed of Trust or any other obligation of Grantors or any subsequent purchaser of the Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor, nor preclude Trustee and/or Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then existing or of any subsequent default, nor alter the lien of this Deed of Trust, except as expressly provided in an instrument or instruments executed by Beneficiary. Without limiting the generality of the foregoing, Beneficiary may (i) grant forbearance or an extension of time for the payment of all or any portion of the Secured Indebtedness; (ii) take other or additional security for the payment of any of the Secured Indebtedness; (iii) waive or fail to exercise any right granted herein or in the Note; (iv) release any part of the Premises from the security interest or lien of this Deed of Trust or otherwise change any of the terms, covenants, conditions or agreements of the Note or this Deed of Trust;
(v) consent to the filing of any map, plat or replat affecting the Premises;
(vi) consent to the granting of any easement or other right affecting the Premises; (vii) make or consent to any agreement subordinating the security title or lien hereof, or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed of Trust, the Premises or any document or instrument evidencing, securing or in any way related to the Secured Indebtedness, all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Beneficiary from exercising any such right, power or privilege or affecting the lien of this Deed of Trust. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Beneficiary, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the Secured Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

      2.16 Suits to Protect the Premises. Beneficiary shall have power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Premises by any acts which may be unlawful or constitute a default under this Deed of Trust; (b) to preserve or protect its interest in the Premises and in the rents, issues, profits and revenues arising therefrom; and(c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Beneficiary.

      2.17 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantors, their creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire amount due and payable by Grantors under this Deed of Trust at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantors hereunder after such date.

                                   ARTICLE III

      3.01 Successors and Assigns: Successor Trustee. This Deed of Trust shall inure to the benefit of and be binding upon Grantors, Trustee and Beneficiary and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns. Whenever a reference is made in this Deed of Trust to "Grantors," "Trustee" or "Beneficiary," such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors-in-title and assigns of Grantor, Trustee or Beneficiary, as the case may be, but shall not imply any permission to make or permit any transfer which is otherwise prohibited. In the event of the death, dissolution, absence, inability or refusal to act of Trustee, or for any other reason, Beneficiary at any time and from time to time shall have the right to name and appoint, by instrument in writing recorded in the appropriate records in the office(s) in which this Deed of Trust is recorded, a successor or any number of successors to execute this trust, who shall be vested with all of the right, title, estate, powers, privileges and duties of the above named Trustee without the necessity of any conveyance from the above named Trustee or any successor.

      3.02 Terminology. All personal pronouns used in this Deed of Trust, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Deed of Trust, and all references herein to Articles, Sections or subparagraphs shall refer to the corresponding Articles, Sections or subparagraphs of this Deed of Trust unless specific reference is made to Articles, Sections or subparagraphs of another document or instrument.

      3.03 Severability; Complete Agreement. If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Deed of Trust, the Note and the instruments executed in connection herewith constitute the full and complete agreement of the parties and supersede all prior negotiations, correspondence, and memoranda relating to the subject matter hereof, and this Deed of Trust may not be amended except by a writing signed by the parties hereto.

      3.04 Applicable Law. This Deed of Trust shall be construed and interpreted in accordance with the laws of the State of Mississippi.

      3.05 Notices. All notices provided for herein shall be given in accordance with the terms of the Note.

      3.06 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Grantors of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Grantors or, in the case of any such mutilation, upon surrender and cancellation of the Note, Grantors at Beneficiary's expense will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to such Note and dated as of the date of such Note, and upon such execution and delivery all references in this Deed of Trust to the Note shall be deemed to refer to such replacement note.

      3.07 Assignment. This Deed of Trust is assignable by Beneficiary and any assignment hereof by Beneficiary shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Beneficiary.

      3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Deed of Trust, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

      3.09 Release. Provided that no Event of Default then exists, Lender agrees to release this Deed of Trust upon payment in full by Grantor of all obligations on its part under the Note and this Deed of Trust.

      IN WITNESS WHEREOF, Grantors have caused this Deed of Trust to be executed under seal by its duly authorized principal officer as of the day and year first above written.

                                       AZUR-SHELL LANDING DEVELOPMENT II, LLC


                                       By:    /s/ Carl Crawford
                                             -----------------------------------
                                       Name:  Carl Crawford
                                             -----------------------------------
                                       Title: Manager
                                             -----------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       THE GRAND SHELL LANDING, INC.

                                       By:      /s/ Carl Crawford
                                          --------------------------------------
                                       Name:    Carl Crawford
                                             -----------------------------------
                                       Title:   President
                                             -----------------------------------


                                       AZUR INTERNATIONAL, INC.

                                       By:    /s/ Donald Winfrey
                                             -----------------------------------
                                       Name:   Donald Winfrey
                                             -----------------------------------
                                       Title:  President
                                             -----------------------------------

                                       AZUR SHELL LANDING RESORT, INC.

                                       By:     /s/ Donald Winfrey
                                             -----------------------------------
                                       Name:   Donald Winfrey
                                             -----------------------------------
                                       Title:  Vice President
                                             -----------------------------------

STATE OF MISSISSIPPI
COUNTY OF JACKSON

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 2nd day of November, 2005, within my jurisdiction, the within named Carl Crawford, duly identified before me, who acknowledged that (s)he is President of The Grand Shell Landing, Inc., a Mississippi corporation and that for and on behalf of said corporation, and as its act and deed, (s)he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                             /s/ Paulette Schmidt
                                             -----------------------------------
                                             NOTARY PUBLIC

My Commission Expires:

August 29, 2008
------------------------
(Affix official seal)

STATE OF STATE OF MISSISSIPPI
COUNTY OF JACKSON

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 2nd day of November, 2005, within my jurisdiction, the within named Carl Crawford who acknowledged that he is Manager of Azur-Shell Landing Development II, LLC, a Mississippi manager-managed limited liability company, and that for and on behalf of the said limited liability company, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said limited liability company so to do.

                                             /s/ Paulette Schmidt
                                             -----------------------------------
                                             (NOTARY PUBLIC)

My commission expires:

August 29, 2008
-------------------
(Affix Official Seal)

STATE OF MISSISSIPPI
COUNTY OF JACKSON

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 2nd day of November, 2005, within my jurisdiction, the within named Donald Winfrey, who acknowledged that he is President of Azur International, Inc., a Nevada corporation, and that for and on behalf of the said corporation and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                             /s/ Paulette Schmidt
                                             -----------------------------------
                                             (NOTARY PUBLIC)

My commission expires:

August 29, 2008
-------------------
(Affix Official Seal)

STATE OF STATE OF MISSISSIPPI
COUNTY OF JACKSON

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 2nd day of November, 2005, within my jurisdiction, the within named Donald Winfrey, who acknowledged that he is Vice President of Azur Shell Landing Resort, Inc., a Mississippi corporation, and that for and on behalf of the said corporation and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                             /s/ Paulette Schmidt
                                             -----------------------------------
                                             (NOTARY PUBLIC)

My commission expires:

August 29, 2008
-------------------
(Affix Official Seal)